UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 26, 2008

Date of report (Date of earliest event reported):

THE FINOVA GROUP INC.

(Exact Name of Registrant Specified in Charter)

Delaware	1-11011	86-0695381
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8320 N. Hayden Road, Suite C112, Scottsdale Arizona	85258
(Address of Principal Executive Offices)	(Zip Code)

(480) 624-4988

(Registrant’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.	Other Events.

The FINOVA Group Inc. (“FINOVA” or the “Company”) is filing this report to announce that the United States District Court for the District of Delaware (the “Delaware District Court”) issued a memorandum opinion and order dated August 26, 2008, affirming all six of the Bankruptcy Court’s orders and denied the equity committee’s motion to strike the Company’s cross-appeal.

The ruling by the Delaware District Court upheld the Bankruptcy Court’s final clarification order that found, among other things, that FINOVA is presently and will be forever insolvent. The Bankruptcy Court order that was affirmed lifted the requirement that FINOVA segregate funds into a restricted account, which will enable FINOVA to use those funds for general corporate purposes. Funds currently held in the restricted account total approximately $81.2 million.

The ruling by the Delaware District Court also upheld the Bankruptcy Court’s orders regarding the formation of the equity committee and multiple fee cap orders, which were being contested by FINOVA.

The equity committee has 30 days to appeal the Delaware District Court ruling. It is FINOVA’s understanding that the order by the Delaware District Court is automatically stayed for 10 days. The equity committee can seek a further stay, which is within the court’s discretion.

On a separate matter, FINOVA received notification that one of the members of the arbitration panel that was scheduled to hear the Thaxton Life Partners, Inc. (“TLP”) suit filed against the Company and FINOVA Capital (the “TLP Action”) has a scheduling conflict with our September 24, 2008 hearing date. As a result, a hearing on the merits of the TLP Action is currently being rescheduled and is not expected to be heard until early 2009. In light of this hearing delay, FINOVA is in the process of re-evaluating its estimated liquidation period.

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits.

99.1	United States District Court for the District of Delaware Final Order dated August 26, 2008.

99.2	United States District Court for the District of Delaware Memorandum Opinion dated August 26, 2008.

Certain statements in this report are forward-looking, in that they do not discuss historical fact, but instead note future expectations. Forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements. Those factors include FINOVA’s ability to repay its outstanding indebtedness and/or generate returns for its creditors or stockholders.

FINOVA does not intend to update forward-looking statements to reflect actual results or changes in assumptions or other factors that could affect those statements. FINOVA cannot predict the risk from reliance on forward-looking statements in light of the many factors that can affect their accuracy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FINOVA GROUP INC.

Date: September 2, 2008	By:	/s/ Richard A. Ross
Richard A Ross
Senior Vice President
Chief Financial Officer and Treasurer